Exhibit 5.1

Conyers Dill & Pearman Limited Clarendon House, 2 Church Street PO Box HM 666 Hamilton HM CX, Bermuda Tel: +1 [441] 295 1422 Fax: +1 [441] 292 4720 conyersdill.com	BERMUDA BRITISH VIRGIN ISLANDS CAYMAN ISLANDS CYPRUS DUBAI HONG KONG LONDON MAURITIUS MOSCOW SÃO PAULO SINGAPORE

11 January, 2017

Alpha and Omega Semiconductor Limited
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda

Dear Sirs,

Re: Alpha and Omega Semiconductor Limited (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on amendment No. 1 to form S-3 filed with the U.S. Securities and Exchange Commission (the "Commission") on or about the date hereof, and the base prospectus included therein (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the proposed public offering by the Company under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of common shares, par value US$0.002 each ("Common Shares"), including  preferred shares (“Preferred Shares” and, together with Common Shares, “Equity Securities”, which term includes any common shares or preferred shares to be issued pursuant to the conversion, exchange or exercise of any other Securities, as defined below), warrants (“Warrants”), debt securities of the Company (the “Debt Securities”) and units comprising any combination of Equity Securities, Debt Securities, Warrants or debt obligations of third parties (“Units”, collectively with the aforesaid securities, the "Securities").

For the purposes of giving this opinion, we have examined a draft of the Registration Statement.  We have also reviewed copies of (1) memorandum of association and the bye‑laws of the Company, (2) a certified extract of the minutes of a meeting of the board of directors of the Company held on 10 November, 2016 (the “Minutes”), (3) a certificate of compliance dated 4 November, 2016 issued by the Registrar of Companies in Bermuda in respect of the Company, (4) the results of our searches against the Company at the Companies Registry and Supreme Court Registry in Bermuda conducted on 4 November, 2016, (5) a certificate of a director of the Company dated 11 November, 2016, and (6) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the continuing accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (e) that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association; (f) that the memorandum of association and bye-laws of the Company will not be amended in any manner that would affect the opinions expressed herein; (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein; (h) that the Company will have sufficient authorised share capital to effect the issue of any of the Equity Securities at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities; (i) that the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preferred Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants and the Debt Securities and the Units), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum of association and bye-laws of the Company nor any applicable law, regulation, order or decree in the Cayman Islands, (j) that no invitation has been or will be made by or on behalf of the Company to the public in Bermuda to subscribe for any Security; (k) that the Company's shares will remain listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended (the "Companies Act"), and the consent to the issue and free transfer of the Securities given by the Bermuda Monetary Authority as of 1 June, 2005 will not have been revoked or amended at the time of issuance of any Securities, (l) that the Securities will only be issued to and transferred between persons regarded as non-resident of Bermuda for exchange control purposes; (m) that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act entitled "Prospectuses and Public Offers"; (n) that all necessary corporate action will be taken to authorise and approve any issuance of Securities (including, if Preferred Shares are to be issued, all necessary corporate action to establish one or more series of Preferred Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Securities or Units are to be issued, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto; (o) that the applicable purchase, underwriting, similar agreement and, if Debt Securities or Units are to be issued, the applicable indenture and any applicable supplements thereto, and any other agreement or other document relating to any Security to be offered and sold will be valid and binding in accordance with its terms pursuant to its governing law; (p) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto); (q) that, upon the issue of any Equity Securities, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; (r) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto (s) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission and (t) the Company is, and after the allotment (where applicable) and issuance of any Security will be, able to pay its liabilities as they fall due.

The obligations of the Company in connection with any offer, issuance and sale of any Security and any indenture or other agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

"Non-assessability" is not a legal concept under Bermuda law, but when we describe the Common Shares and/or Preferred Shares herein as being "non-assessable" we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Common Shares and/or Preferred Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the memorandum of association and bye-laws of the Company after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Common Shares and/or Preferred Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.  This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	Upon the due issuance of the Common Shares and/or Preferred Shares and payment of the consideration therefor, such Common Shares and/or Preferred Shares will be validly issued, fully paid and non-assessable.

3.	Upon the due issuance, execution and delivery of:- (a) the Warrants; and/or (b) the Debt Securities; and/or (c) the Units of any series by the Company and payment of the consideration therefor, such Warrants and/or Debt Securities and/or Units will constitute legal, valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the prospectus forming a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman